                                                                      EXHIBIT 12


RATIO OF EARNINGS TO FIXED CHARGES
Union Pacific Corporation and Subsidiary Companies
(Unaudited)


                                                                    Three Months  Ended March 31,
Millions of Dollars, Except Ratios                                          2002            2001
----------------------------------                                  ------------  --------------

Earnings:
     Net income .................................................   $        222   $         181
     Undistributed equity earnings ..............................            (10)            (14)
                                                                    ------------  --------------
Total earnings ..................................................            212             167
                                                                    ------------  --------------
Income taxes ....................................................            135             107
                                                                    ------------  --------------
Fixed charges:
     Interest expense including amortization of debt discount ...            163             181
     Portion of rentals representing an interest factor .........             12              10
                                                                    ------------  --------------
Total fixed charges .............................................            175             191
                                                                    ------------  --------------
Earnings available for fixed charges ............................   $        522   $         465
                                                                    ------------  --------------
Ratio of earnings to fixed charges ..............................            3.0             2.4
                                                                    ------------  --------------